     As filed with the Securities and Exchange Commission on August 10, 2001
                                                      Registration No. 333-90717

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               FLIR SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                 Oregon                                         3812                                       93-0708501
    (State or other jurisdiction of       (Primary Standard Industrial Classification Code   (I.R.S. Employer Identification Number)
     Incorporation or Organization)                            Number)

                             16505 S.W. 72nd Avenue
                             Portland, Oregon 97224
                                 (503) 684-3731
   (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)
                                  Earl R. Lewis
                      President and Chief Executive Officer
                               FLIR Systems, Inc.
                             16505 S.W. 72nd Avenue
                             Portland, Oregon 97224
                                 (503) 684-3731
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                           Gregory E. Struxness, Esq.
                                 Ater Wynne LLP
                          222 S.W. Columbia, Suite 1800
                               Portland, OR 97201
                                 (503) 226-1191

        Approximate date of commencement of proposed sale to the public:
                                 Not applicable.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box:
[_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 ("Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                          DEREGISTRATION OF SECURITIES

         On November 10, 1999, FLIR Systems, Inc. filed a registration statement on Form S-1 (No. 333-90717) (the "Registration Statement") which registered 2,107,552 shares of its common stock (the "Shares") for resale from time to time by certain shareholders named therein. The Registration Statement was declared effective by the Commission on December 22, 1999. None of the Shares were sold pursuant to the Registration Statement. This Post-Effective Amendment No. 1 to the Registration Statement deregisters all of the 2,107,552 shares of common stock that remain unsold hereunder as of the date hereof.

                                   SIGNATURES

         Pursuant to Rule 478 promulgated under the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the city of Portland, state of Oregon, on the 10th day of August, 2001.

                               FLIR SYSTEMS, INC.


                               By: /s/ Earl R. Lewis
                                   ----------------------------------------
                                               Earl R. Lewis
                                   President, Chief Executive Officer
                                         and Chairman of the Board